Exhibit 99.1

COTY COMPLETES SALE OF WELLA STAKE TO KKR

•	Coty receives $2.5bn in cash and retains 40% stake in Wella

•	Coty’s financial net debt to be reduced from $7.9bn to approx. $5.0bn by end of Q2 2021; economic net debt to fall below $4.0bn

•	Transaction completion follows Coty’s return to profit in Q1 2021

NEW YORK—December 1, 2020 — Coty Inc. (NYSE: COTY) (the “Company”) today announced the completion, on November 30, 2020, of the sale of a majority stake in its Professional and Retail Hair business – including the Wella, Clairol, OPI and ghd brands (together, “Wella”) – to KKR.

As part of the transaction, Coty has received net cash proceeds of approximately $2.5 billion, and will retain a 40% stake in the business. Coty expects to utilize approximately $2 billion of the net proceeds to pay down its Term Loans A and B on a pro rata basis, with the remainder used for general corporate purposes, including initially paying down its revolver.

Following the Wella divestment – and with expected positive cash flow in Q2 2021 – Coty is expected to reduce its financial net debt from $7.9 billion to approximately $5.0 billion. Taking into account Coty’s retained 40% Wella stake (initially valued at $1.3 billion), the Company’s economic net debt will stand below $4.0 billion, a substantial reduction that will enhance Coty’s flexibility to invest behind key brands and navigate a dynamic operating environment.

Commenting on the announcement, Sue Y. Nabi, Coty’s CEO, said:

“Today marks an important milestone in Coty’s transformation and the development of a stronger, more focused and flexible business that’s set up for long-term success.

“As noted on our Q1 earnings announcement, we remain relentlessly focused on maintaining diligent cost control across the company and delivering on our financial commitments. As such, the Wella divestment reflects the excellent progress being made in improving Coty’s leverage profile. This substantial debt reduction will, in turn, enable us to increase investments behind our strategic priorities, including strengthening our business in core markets and categories, while simultaneously fueling our new growth engines: e-commerce & DTC, skincare, prestige make-up and Asia.

“The Wella sale is also a key part of the simplification of Coty: streamlining our structure to focus on our two core businesses: Prestige Beauty and Consumer Beauty. Nevertheless, I am very pleased that Coty will still share in Wella’s success through our remaining 40% stake.”

Coty’s Q1 results noted that Wella’s net revenue grew by 7% as salons reopened and the retail hair and nail category performed strongly.

Wella’s results supported Coty’s broader Q1 performance, which showed significant improvement from Q4 of FY2020 in all regions and across both Prestige and Consumer Beauty businesses. The Company reported fixed costs savings of approximately $80 million in the quarter – putting Coty on track to deliver over $200 million of savings in FY2021, while still maintaining focused marketing investments. In addition, Coty grew adjusted operating income by 24% in the quarter and saw over 50% growth of total company earnings per share (EPS).

JAB remains Coty’s largest shareholder, with 50% ownership in the company, while KKR and Coty’s Executive Chairman Peter Harf are the second and third largest shareholders, with a 15% and 5% stake, respectively, following the expected completion of Peter Harf’s purchase of a portion of KKR’s Series B preferred convertible shares.

Forward Looking Statements

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to, among other things, the use of proceeds from the sale of the Professional and Retail Hair business, including the Wella, Clairol, OPI and ghd brands (the “Wella Business”) and the investment by Rainbow UK Bidco Limited ((“KKR Bidco”) an affiliate of funds and/or separately managed accounts advised and/or managed by Kohlberg Kravis Roberts & Co. L.P. and its affiliates (collectively, “KKR”)) in connection with the standalone business (the “Wella Transaction”) and the expected impact of the sale and the related transition services on the Company’s remaining business, the Company’s future operations, financial performance and outlook for future reporting periods (including the extent and timing of revenue, expense and profit trends and changes in operating cash flows and cash flows from operating activities and investing activities) , the Company’s future operations and strategy (including the expected implementation and related impact of its strategic priorities) and ongoing and future cost efficiency and restructuring initiatives and programs,. These forward-looking statements are generally identified by words or phrases, such as “anticipate”, “are going to”, “estimate”, “plan”, “project”, “expect”, “believe”, “intend”, “foresee”, “forecast”, “will”, “may”, “should”, “outlook”, “continue”, “temporary”, “target”, “aim”, “potential”, “goal” and similar words or phrases. These statements are based on certain assumptions and estimates that we consider reasonable, but are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause actual events or results (including our financial condition, results of operations, cash flows and prospects) to differ materially from such statements, including risks and uncertainties relating to:

•	the Company’s ability to successfully implement the separation of the Wella Business and related transition services;

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the Company’s relationship with KKR, whose affiliates KKR Rainbow Aggregator L.P. and KKR Bidco are respectively a significant stockholder in Coty and an investor in the Wella Business, and any related conflicts of interest or litigation;

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the impact of COVID-19 (or future similar events), including demand for the Company’s products, illness, quarantines, government actions, facility closures, store closures or other restrictions in connection with the COVID-19 pandemic, and the extent and duration thereof, related impact on the Company’s ability to meet customer needs and on the ability of third parties on which the Company relies, including its suppliers, customers, contract manufacturers, distributors, contractors, commercial banks and joint-venture partners, to meet their obligations to the Company, in particular collections from customers, the extent that government funding and reimbursement programs in connection with COVID-19 are available to the Company, and the ability to successfully implement measures to respond to such impacts;

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the Company’s ability to successfully implement its multi-year Transformation Plan, including its initiatives to further reduce the Company’s cost base, and to develop and achieve its global business strategies (including mix management, select price increases, more disciplined promotions, and foregoing low value sales), compete effectively in the beauty industry, achieve the benefits contemplated by its strategic initiatives (including revenue growth, cost control, gross margin growth and debt deleveraging) and successfully implement its strategic priorities (including innovation performance in prestige and mass channels, strengthening its positions in core markets, accelerating its digital and e-commerce capabilities, building on its skincare portfolio, and expanding its presence in China) in each case within the expected time frame or at all;

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managerial, transformational, operational, regulatory, legal and financial risks, including diversion of management attention to and management of cash flows, expenses and costs associated with the Company’s response to COVID-19, the Transformation Plan, the transition services related to the Wella Business, the integration of the King Kylie Transaction, and future strategic initiatives, and, in particular, the Company’s ability to manage and execute many initiatives simultaneously including any resulting complexity, employee attrition or diversion of resources;

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global political and/or economic uncertainties, disruptions or major regulatory or policy changes, and/or the enforcement thereof that affect the Company’s business, financial performance, operations or products, including the impact of Brexit (and business or market disruption arising from a “hard Brexit”), the current U.S. administration and recent election, changes in the U.S. tax code, and recent changes and future changes in tariffs, retaliatory or trade protection measures, trade policies and other international trade regulations in the U.S., the European Union and Asia and in other regions where the Company operates;

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disruptions in operations, sales and in other areas, including due to disruptions in our supply chain, restructurings and other business alignment activities, the completion of the Wella Transaction and related carve-out and transition activities, manufacturing or information technology systems, labor disputes, extreme weather and natural disasters, impact from COVID-19 or similar global public health events, and the impact of such disruptions on the Company’s ability to generate profits, stabilize or grow revenues or cash flows, comply with its contractual obligations and accurately forecast demand and supply needs and/or future results;

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restrictions imposed on the Company through its license agreements, credit facilities and senior unsecured bonds or other material contracts, its ability to generate cash flow to repay, refinance or recapitalize debt and otherwise comply with its debt instruments, and changes in the manner in which the Company finances its debt and future capital needs; and

•	other factors described elsewhere in this document and in documents that the Company files with the SEC from time to time.

When used herein, the term “includes” and “including” means, unless the context otherwise indicates, “including without limitation”. More information about potential risks and uncertainties that could affect the Company’s business and financial results is included under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended June 30, 2020 and other periodic reports the Company has filed and may file with the SEC from time to time.

All forward-looking statements made in this release are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this release, and the Company does not undertake any obligation, other than as may be required by applicable law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.

Non-GAAP Financial Measures

In this release, Coty presents certain non-GAAP financial measures that we believe enable management and investors to analyze and compare the underlying business results from period to period, including organic likefor-like (LFL) metrics, as well as financial net debt and economic net debt. The term “like-for-like” describes the Coty’s core operating performance, excluding the financial impact of (i) acquired brands or businesses in the current year period until Coty has twelve months of comparable financial results, (ii) divested brands or businesses or early terminated brands , generally, in the prior year non-comparable periods, to maintain comparable financial results with the current fiscal year period and (iii) foreign currency exchange translations to the extent applicable. Financial net debt (which Coty referred to as “net debt” in prior reporting periods) is defined as total debt less cash and cash equivalents, and economic net debt is defined as total debt less cash and cash equivalents less the value of the Wella stake. These non-GAAP financial measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Reconciliation of these non-GAAP financial measures for Q1 to the nearest comparable GAAP financial measures are contained in the press release attached as

Exhibit 99.1 to the Form 8-K filed with the SEC on November 6, 2020, which is also available on Coty’s website. To the extent that the Company provides guidance, it does so only on a non-GAAP basis and does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for restructuring, integration and acquisition-related expenses, amortization expenses, adjustments to inventory, and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

Ends

About Coty Inc.

Coty is one of the world’s largest beauty companies with an iconic portfolio of brands across fragrance, color cosmetics, and skin and body care. Coty is the global leader in fragrance and number three in color cosmetics. Coty’s products are sold in over 150 countries around the world. Coty and its brands are committed to a range of social causes as well as seeking to minimize its impact on the environment. For additional information about Coty Inc., please visit www.coty.com.

For more information:

Investor Relations

Olga Levinzon, +1 212 389-7733 / olga_levinzon@cotyinc.com

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Andra Mielnicki, +1 917 285 0586 / Andra_Mielnicki@cotyinc.com